UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

PROTHENA CORPORATION PUBLIC

LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Adelphi Plaza

Upper George’s Street, Dún Laoghaire

Co. Dublin, A96 T927, Ireland

011-353-1-236-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2018, the Board of Directors of Prothena Corporation plc (the “Company”) appointed Tran B. Nguyen as the Company’s Chief Operating Officer, effective immediately. In this newly created position, Mr. Nguyen will assume responsibility for manufacturing, facilities, alliance management and research and development operations. He also retains his title and responsibilities as Chief Financial Officer.

Mr. Nguyen, age 44, has served as the Company’s Chief Financial Officer since 2013. Prior to joining the Company in 2013, he was Vice President, Chief Financial Officer (from 2010 to 2011) and then Senior Vice President, Chief Financial Officer of Somaxon Pharmaceuticals, Inc. (a biopharmaceutical company), from 2011 until its sale in 2013. Mr. Nguyen was Vice President, Chief Financial Officer at Metabasis Therapeutics, Inc. (a biopharmaceutical company) from 2009 until its sale in 2010. Mr. Nguyen serves on the board of directors of Sierra Oncology, Inc. (a publicly-traded clinical-stage oncology company) and Rain Therapeutics Inc. (a privately-held clinical-stage oncology company). He earned his BA in Economics and Psychology from Claremont McKenna College and his MBA from the Anderson School of Management at the University of California, Los Angeles.

In connection with Mr. Nguyen’s promotion to Chief Operating Officer, his annual base salary was increased from $405,000 to $420,000, and his targeted bonus opportunity under the Company’s Incentive Compensation Plan for the fiscal year 2018 performance period was increased from 40 percent to 50 percent of his base salary earned in 2018 (applied pro rata). In addition, Mr. Nguyen was granted a nonqualified stock option under the Company’s 2018 Long Term Incentive Plan to acquire 250,000 ordinary shares of the Company, which option was granted on June 21, 2018 and has an exercise price per share equal to the closing market price of the Company’s ordinary shares on that date. This option will vest and become exercisable over four years from the grant date, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing three years, subject to Mr. Nguyen’s continued service with the Company (except in the event of certain terminations of employment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2018	PROTHENA CORPORATION PLC

	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Operating Officer and Chief Financial Officer